UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                        _________________

                            FORM 8-K

                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934
                        _________________


                   Date of Report: May 9, 2005
                (Date of earliest event reported)


                       TEMPLE-INLAND INC.
     (Exact Name of Registrant as Specified in its Charter)

      Delaware             001-08634             75-1903917
  (State or Other         (Commission           (IRS Employer
    Jurisdiction          File Number)       Identification No.)
 of Incorporation)


        1300 MoPac Expressway South, Austin, Texas 78746
  (Address of Principal Executive Offices, including Zip code)

                         (512) 434-5800
      (Registrant's telephone number, including area code)


                         Not Applicable
  (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the
     Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the
     Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b)
     under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers;
               Election of Directors; Appointment of Principal
               Officers

     On May 9, 2005, the Company announced that James M. DeCosmo has been named Group Vice President - Forest of the Company.

     Mr. DeCosmo, 46, joined our subsidiary, TIN Inc. (formerly known as Temple-Inland Forest Products Corporation), in 1999 as Director of Forest Management for its eastern region forest operations and most recently served as its Vice President, Forest, with responsibility for the Company's 2.0 million acres of timberland. Mr. DeCosmo has no family relationship with any of the members of our board of directors or any of our officers. Mr. DeCosmo does not have an employment agreement with the Company. Mr. DeCosmo is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.



                            SIGNATURE

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   TEMPLE-INLAND INC.


Date: May 9, 2005               By: /s/ Doyle R. Simons
                                   ---------------------------
                                   Name:  Doyle R. Simons
                                   Title: Executive Vice
                                          President